Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.01 per share, of EVINE Live Inc., a Minnesota corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: May 10, 2019

Invicta Media Investments, LLC

By:	/s/ Eyal Lalo
Name:	Eyal Lalo
Title:	Manager

Invicta Watch Company of America, Inc.

By:	/s/ Eyal Lalo
Name:	Eyal Lalo
Title:	Chief Executive Officer

Eyal Lalo

/s/ Eyal Lalo

Michael Friedman

/s/ Michael Friedman

Leah Friedman

/s/ Leah Friedman

Retailing Enterprises, LLC

By:	/s/ Mauricio Krantzberg
Name:	Mauricio Krantzberg
Title:	President

ZWI Group LLC

By:	/s/ Marvin Fischman
Name:	Marvin Fischman
Title:	President

/s/ Timothy A. Peterman
Timothy A. Peterman